SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 22, 2003

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of principal executive office)		49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

       a.        Change in Corporate Credit Rating. On April 22, 2003, Standard & Poor’s Ratings Services announced that it had lowered its corporate credit ratings on Herman Miller to “BBB” from “BBB+.” The rating service announced that the adjustment reflects significant decreases in revenues and increased business uncertainty in the office furniture industry generally, as well as the industry’s outlook for the balance of 2003.

       b.        Appointment of Officer and New Director. Effective April 22, 2003, the Board appointed Brian Walker as the Company’s President, Chief Operating Officer and as a member of the Board of Directors.

       c.        Appointment of Treasurer. Effective April 22, 2003, the Board of Directors appointed Joseph Nowicki as the Vice President of Investor Relations and Treasurer of the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2003	HERMAN MILLER, INC. (Registrant)
	By:	/s/ Elizabeth A. Nickels Elizabeth A. Nickels
	Its:	Chief Financial Officer